EXHIBIT A

                       AGREEMENT AND PLAN OF MERGER
                    OF TOUCHSTONE SOFTWARE CORPORATION,
                          A DELAWARE CORPORATION,
                                    AND
                     TOUCHSTONE SOFTWARE CORPORATION,
                         A CALIFORNIA CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER dated as of December __, 1996 (the "Agreement") is between TouchStone Software Corporation, a Delaware corporation ("TouchStone Delaware"), and Touchstone Software Corporation, a California corporation ("TouchStone California"). TouchStone Delaware and TouchStone California are sometimes referred to herein as the "Constituent Corporations."

                              R E C I T A L S

     A. TouchStone Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 23,000,000 shares, 20,000,000 of which are designated "Common Stock," $.001 par value, and 3,000,000 of which are designated "Preferred Stock," $.001 par value. As of December __, 1996, 100 shares of Common Stock were issued and outstanding, all of which were held by TouchStone California. No shares of Preferred Stock were outstanding.

     B. TouchStone California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 23,000,000 shares, 20,000,000 of which are designated "Common Stock," $.001 par value, and 3,000,000 of which are designated "Preferred Stock," $.001 par value. As of December __, 1996, __________ shares of Common Stock and no shares of Preferred Stock were outstanding.

     C. The Board of Directors of TouchStone California has determined that, for the purpose of effecting the reincorporation of TouchStone California in the State of Delaware, it is advisable and in the best interests of TouchStone California that TouchStone California merge with and into TouchStone Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of TouchStone Delaware and TouchStone California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, TouchStone Delaware and TouchStone California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                I.  MERGER

     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, TouchStone California shall be merged with and into TouchStone Delaware (the "Merger"), the separate existence of TouchStone California shall cease and TouchStone Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be TouchStone.

     1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

     (a) This Agreement and Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

     (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

     (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

     (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of TouchStone California shall cease and TouchStone Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and TouchStone California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of TouchStone California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of TouchStone California in the same manner as if TouchStone Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

              II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. The Certificate of Incorporation of TouchStone Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of TouchStone Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. The directors and officers of TouchStone California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                    III.  MANNER OF CONVERSION OF STOCK

     3.1 TouchStone California Common Shares. Upon the Effective Date of the Merger, each share of TouchStone California Common Stock, $.001 par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

     3.2 TouchStone California Options and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of TouchStone California. Each outstanding and unexercised option, or other right to purchase, or security convertible into, TouchStone California Common Stock shall become an option, or right to purchase, or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of TouchStone California Common Stock issuable pursuant to any such option, or stock purchase right or convertible security, on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such TouchStone California option, stock purchase right or other convertible security at the Effective Date of the Merger. Any outstanding options, purchase rights for or securities convertible into the Preferred Stock of TouchStone California shall become an option, or right to purchase or a security convertible into the Preferred Stock of the Surviving Corporation on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to such TouchStone California option, stock purchase right or other convertible security at the Effective Date of the Merger.

     A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of TouchStone California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.3 TouchStone Delaware Common Stock. Upon the Effective Date of the Merger, each share of TouchStone Delaware Common Stock, $.001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by TouchStone Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

     3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of TouchStone California Common Stock may, at such stockholder's option, surrender the same for cancellation to Manufacturers Hanover Trust Company, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of TouchStone California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of TouchStone California Common Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of TouchStone California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of TouchStone Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of TouchStone Delaware that such tax has been paid or is not payable.

                                IV.  GENERAL

     4.1 Covenants of TouchStone Delaware. TouchStone Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

     (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

     (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by TouchStone Delaware of all of the franchise tax liabilities of TouchStone California; and

     (c) Take such other actions as may be required by the California General Corporation Law.

     4.2 Further Assurances. From time to time, as and when required by TouchStone Delaware or by its successors or assigns, there shall be executed and delivered on behalf of TouchStone California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by TouchStone Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of TouchStone California and otherwise to carry out the purposes of this Agreement, and the officers and directors of TouchStone Delaware are fully authorized in the name and on behalf of TouchStone California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either TouchStone California or of TouchStone Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of TouchStone California or by the sole stockholder of TouchStone Delaware, or by both.

     4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

     4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent and the registered agent of the Surviving Corporation at such address is The Prentice- Hall Corporation System, Inc.

     4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2124 Main Street, Suite 250, Huntington Beach, California 92648, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     4.9 Adoption and Approval by Stockholders. This Agreement and Merger have been approved by the stockholders of the Constituent Corporations in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of TouchStone Software Corporation, a Delaware corporation, and TouchStone Software Corporation, a California corporation, is hereby executed on behalf of each of their respective officers thereunto duly authorized.

                              TOUCHSTONE SOFTWARE CORPORATION,
                              a Delaware corporation


                              By: ______________________________
                                   Larry S. Jordan
                                   President and
                                   Chief Executive Officer

ATTEST:


______________________________
Ronald R. Maas
Chief Financial Officer and
Secretary

                              TOUCHSTONE SOFTWARE CORPORATION,
                              a California corporation


                              By: ______________________________
                                   Larry S. Jordan
                                   President and
                                   Chief Executive Officer

ATTEST:


______________________________
Ronald R. Maas
Chief Financial Officer and
Secretary